UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 16, 2013 (September 10, 2013)

ALON USA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600

Dallas, Texas 75251

(Address of principal executive office) (Zip Code)

(972) 367-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Purchase Agreement

On September 10, 2013, Alon USA Energy, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell $130 million in aggregate principal amount of its 3.00% Convertible Senior Notes due 2018 (the “Notes”) to Goldman, Sachs & Co. and Barclays Bank PLC, acting through its agent Barclays Capital Inc., (collectively, the “Initial Purchasers”), and up to an additional $20 million of Notes pursuant to an option granted to the Initial Purchasers. On September 11, 2013, the Initial Purchasers notified the Company of the exercise of their option in full. On September 16, 2013, the Company issued $150 million in aggregate principal amount of the Notes. The estimated net proceeds from the sale of the Notes were approximately $145.1 million, after deducting fees and estimated expenses.

The Notes and underlying shares of common stock of the Company (the “Common Stock”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Company sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any shares of Common Stock or securities exchangeable for or convertible into Common Stock (other than the Notes), subject to certain exceptions set forth in the Purchase Agreement, for a period of 75 days after the Time of Delivery (as defined in the Purchase Agreement) without the prior written consent of Goldman, Sachs & Co.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Indenture

The Notes are governed by an indenture, dated as of September 16, 2013 (the “Indenture”), among the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes will bear interest at a rate of 3.00% per year until maturity. Interest will be payable in cash on March 15 and September 15 of each year, beginning on March 15, 2014. The Notes will mature on September 15, 2018, unless earlier purchased or converted. The Company may not redeem the Notes at its option prior to the maturity date.

The Notes will be convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, based on an initial conversion rate of 67.6270 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $14.79 per share of Common Stock). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described in the Indenture.

Holders may convert their Notes at their option prior to the close of business on the business day immediately preceding June 15, 2018, but only under the following circumstances:

•                  during any fiscal quarter commencing after December 31, 2013 (and only during such fiscal quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•                  during the five consecutive business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the applicable conversion rate on each such trading day; or

•                  upon the occurrence of specified corporate events described under the Indenture.

On or after June 15, 2018, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

Upon conversion of a Note, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election. If the Company elects to satisfy its conversion obligation solely in cash or a combination of cash and shares of Common Stock, the amount of consideration that a holder of the Notes will receive upon conversion will be based upon the volume weighted average prices of the Common Stock for each of 60 consecutive trading days during a specified observation period.  Upon conversion of the Notes, the Company will pay cash in lieu of issuing fractional shares of Common Stock as described in the Indenture.

If holders elect to convert the Notes in connection with certain fundamental change transactions described in the Indenture, the Company will increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock, determined by reference to the provisions contained in the Indenture.

If the Company undergoes a fundamental change prior to maturity, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein. The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of Note, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions

On September 10, 2013, concurrently with the offering of the Notes, and on September 11, 2013, concurrently with the Initial Purchasers’ exercise of the option to purchase additional Notes, the Company entered into convertible note hedge transactions with respect to the Common Stock (the “Purchased Options”) with Goldman, Sachs & Co. and Barclays Bank PLC, acting through its agent Barclays Capital Inc. (collectively, the “Counterparties”).  The Company paid an aggregate amount of approximately $28.5 million to the Counterparties for the Purchased Options, which will cover, subject to customary anti-dilution adjustments, approximately 10,144,050 shares of Common Stock (equal to the number of shares initially underlying the Notes) at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable on a net basis upon conversion of the Notes. The Purchased Options are expected to reduce the potential dilution with respect to the Common Stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of the Notes.  The Purchased Options will expire upon maturity of the Notes.

The foregoing description of the Purchased Options does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements relating to the Purchased Options, which are filed as Exhibits

10.1, 10.2, 10.3 and 10.4 hereto and incorporated by reference herein.  The Purchased Options are separate contracts entered into by the Company and each of the Counterparties, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes.

Warrant Transactions

On September 10, 2013, concurrently with the offering of the Notes, and on September 11, 2013, concurrently with the Initial Purchasers’ exercise of the option to purchase additional Notes, the Company entered into separate warrant transactions to sell to the Counterparties warrants to acquire, subject to customary anti-dilution and other adjustments, 10,144,050 shares of Common Stock (the “Warrants”) at a strike price of $20.0880 per share. The Company received aggregate proceeds of approximately $13.2 million from the sale of the Warrants to the Counterparties.  The Company offered and sold the Warrants in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  Neither the Warrants nor the underlying shares of Common Stock issuable upon conversion of the Warrants have been registered under the Securities Act.  If, upon expiration of the Warrants, the price per share of Common Stock, as measured under the Warrants, is greater than the strike price of the Warrants, the Company will be required to issue, without further consideration, under each Warrant a number of shares of Common Stock with a value equal to the amount of such difference.

The Warrants are separate contracts entered into by the Company and each of the Counterparties, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The Warrants could have a dilutive effect with respect to the Common Stock to the extent that the price per share of the Common Stock exceeds the strike price of the Warrants.

Neither the Warrants nor the underlying shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act, and accordingly neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements relating to the Warrants, which are filed as Exhibits 10.5, 10.6, 10.7 and 10.8 hereto and incorporated by reference herein.

Line Letter Consent

On September 10, 2013, the Company entered into a Consent and Acknowledgement, dated as of September 10, 2013, among the Company, as borrower, and Israel Discount Bank of New York (“IDB”), as lender (the “Line Letter Consent”) of that certain Line Letter, dated as of March 9, 2010 (as such Line Letter has been and may be amended, restated, supplemented or otherwise modified from time to time, the “Line Letter”) between the Company, as borrower, and IDB, as lender. The Line Letter Consent provides for a consent by IDB to the issuance of the Notes by the Company to the extent such issuance of the Notes would not comply with the terms of the Line Letter.

Relationships

Certain of the Initial Purchasers and their respective affiliates have engaged in, and in the future may engage in, commercial banking, investment banking and advisory services for the Company. They have received, or may in the future receive, customary fees and reimbursement of expenses in connection with these transactions.

In addition, we have entered into supply and offtake agreements and other associated agreements with J. Aron & Company, an affiliate of Goldman, Sachs & Co., to support the operations of our refineries whereby (i) J. Aron sells to us, and we buy from J. Aron, at market prices, crude oil for processing at the refineries and (ii) we sell, and J. Aron buys, at market prices, certain refined products produced at the refineries. In addition, from time to time, we enter into hedging arrangements with J. Aron to mitigate crack spread risk with respect to a portion of expected refined product production.  These arrangements with J. Aron represent a significant portion of our current hedging activities.

Use of Proceeds

The Company used approximately $15.2 million of the net proceeds from the sale of the Notes, together with the proceeds from the sale of the Warrants, to fund the cost of Purchased Options.  The Company intends to use the remainder of the net proceeds from the sale of the Notes to fund the repurchase or redemption of a portion of the outstanding senior secured notes due 2014 issued by Alon Refining Krotz Springs, Inc., a wholly owned subsidiary of the Company.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 3.02.       Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 3.02 by reference.

Item 7.01.       Regulation FD Disclosure.

On September 11, 2013, the Company issued a press release announcing the pricing of its offer and sale of the Notes. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit
1.1	Purchase Agreement, dated September 10, 2013, among Alon USA Energy, Inc., Goldman, Sachs & Co. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
4.1

Indenture related to the 3.00% Convertible Senior Notes due 2018, dated as of September 16, 2013, among Alon USA Energy, Inc. and U.S. Bank National Association, as trustee (including form of 3.00% Convertible Senior Note due 2018).

10.1	Base Bond Hedge Confirmation dated as of September 10, 2013, by and between Alon USA Energy, Inc. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
10.2	Base Bond Hedge Confirmation dated as of September 10, 2013, by and between Alon USA Energy, Inc. and Goldman, Sachs & Co.

Exhibit Number	Description of the Exhibit
10.3	Additional Bond Hedge Confirmation dated as of September 11, 2013, by and between Alon USA Energy, Inc. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
10.4	Additional Bond Hedge Confirmation dated as of September 11, 2013, by and between Alon USA Energy, Inc. and Goldman, Sachs & Co.
10.5	Base Warrant Confirmation dated as of September 10, 2013, by and between Alon USA Energy, Inc. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
10.6	Base Warrant Confirmation dated as of September 10, 2013, by and between Alon USA Energy, Inc. and Goldman, Sachs & Co.
10.7	Additional Warrant Confirmation dated as of September 11, 2013, by and between Alon USA Energy, Inc. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
10.8	Additional Warrant Confirmation dated as of September 11, 2013, by and between Alon USA Energy, Inc. and Goldman, Sachs & Co.
99.1	Press Release dated September 11, 2013 announcing pricing of Alon USA Energy, Inc. offering of 3.00% Convertible Senior Notes due 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALON USA ENERGY, INC.

Dated: September 16, 2013
	By:	/s/ Shai Even
		Name:	Shai Even
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
1.1	Purchase Agreement, dated September 10, 2013, among Alon USA Energy, Inc., Goldman, Sachs & Co. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
4.1

Indenture related to the 3.00% Convertible Senior Notes due 2018, dated as of September 16, 2013, among Alon USA Energy, Inc. and U.S. Bank National Association, as trustee (including form of 3.00% Convertible Senior Note due 2018).

10.1	Base Bond Hedge Confirmation dated as of September 10, 2013, by and between Alon USA Energy, Inc. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
10.2	Base Bond Hedge Confirmation dated as of September 10, 2013, by and between Alon USA Energy, Inc. and Goldman, Sachs & Co.
10.3	Additional Bond Hedge Confirmation dated as of September 11, 2013, by and between Alon USA Energy, Inc. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
10.4	Additional Bond Hedge Confirmation dated as of September 11, 2013, by and between Alon USA Energy, Inc. and Goldman, Sachs & Co.
10.5	Base Warrant Confirmation dated as of September 10, 2013, by and between Alon USA Energy, Inc. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
10.6	Base Warrant Confirmation dated as of September 10, 2013, by and between Alon USA Energy, Inc. and Goldman, Sachs & Co.
10.7	Additional Warrant Confirmation dated as of September 11, 2013, by and between Alon USA Energy, Inc. and Barclays Capital Inc., acting as agent for Barclays Bank PLC.
10.8	Additional Warrant Confirmation dated as of September 11, 2013, by and between Alon USA Energy, Inc. and Goldman, Sachs & Co.
99.1	Press Release dated September 11, 2013 announcing pricing of Alon USA Energy, Inc. offering of 3.00% Convertible Senior Notes due 2018.